Exhibit 4.12 4 March 2025 The Directors DRDGOLD Limited Constantia Office Park Cnr 14th Avenue and Hendrik Potgieter Road Cycad House, Building 17, Ground Floor Weltevreden Park 1709 Attention: Riaan Davel Dear Sirs FIRST ADDENDUM TO THE AMENDED AND RESTATED FACILITY LETTER 1 DRDGOLD Limited (Registration Number 1895/000926/06) (Borrower) and Nedbank Limited (acting through its Nedbank Corporate and Investment Banking Division) (Registration Number 1951/000009/06) (Nedbank) entered into a facility letter on or about 28 June 2024 in terms of which Nedbank made available a general banking facility to the Borrower in an aggregate amount of ZAR500,000,000 (five hundred million Rand) (the Facility Letter), as amended and restated on or about 8 August 2024 (Amended and Restated Facility Letter). The Parties now wish to amend the Amended and Restated Facility Letter as set out herein (First Addendum). 2 Terms defined in the Amended and Restated Facility Letter have the same meaning in this First Addendum, unless given a different meaning herein. 3 Conditions Precedent 3.1 The Borrower shall deliver the following documents and other evidence in form and substance satisfactory to Nedbank. Nedbank shall notify the Borrower promptly upon being so satisfied (the date of such notification being the Effective Date): 3.1.1 receipt by Nedbank of a copy of a signed resolution by the board of each Obligor (as applicable) approving the entry into and performance by it of this First Addendum and any other Finance Documents to which it is party and giving specified officials the power to execute the aforesaid documents and all documents required to be delivered thereunder and to perform all acts required thereunder and in order to render the same unconditional. 3.1.2 In respect of section 45 of the Companies Act: 3.1.2.1 a copy certified a true copy of each board resolution of each company, providing the financial assistance (Assisting Company) to or for the benefit of Nedbank or other Nedbank 135 Rivonia Campus 135 Rivonia Road Sandown Sandton 2196 | PO Box 1144 Johannesburg 2000 South Africa T +27 11 294 4444 | F +27 11 295 1111 | E cib@nedbank.co.za | W nedbank.co.za/cib Directors: AD Mminele (Chairperson) JP Quinn (Chief Executive) HR Brody (Lead Independent Director) BA Dames MH Davis (Chief Financial Officer) NP Dongwana Dr MA Hermanus EM Kruger P Langeni RAG Leith L Makalima MC Nkuhlu (Chief Operating Officer) Dr TM Nombembe S Subramoney Company Secretary: J Katzin 15.07.2024 Nedbank Corporate and Investment Banking is a division of Nedbank Limited Reg No 1951/000009/06. Authorised financial services and registered credit provider (NCRCP16). LEGAL-1511177124-351

Page 2 R620 000 000.00 (Six Hundred and Twenty Million Rand). 1.3: Aggregate amount of Facilities General banking facility up to R500 000 000.00 (Five Hundred Million Rand), by means of an overdraft and overnight loans. 1.4: General Banking Facility parties (as the case may be) and the entering into of such agreements to which such Assisting Company is party; 3.1.2.2 a copy, certified a true copy of each special resolution passed by the shareholders of each Assisting Company in accordance with section 45 of the Companies Act, in terms whereof they approve the granting by each Assisting Company of the aforesaid financial assistance. 3.1.3 receipt by Nedbank of a written confirmation from the Facility Agent that the increase to the facility limits as contemplated in this First Addendum complies with clause 1.1.82.8 of the Revolving Credit Facility Agreement. 3.1.4 receipt by Nedbank of a written confirmation from the Borrower confirming that prior written consent of the Majority Lenders has been obtained in terms of clause 1.1.83.7 of the Revolving Credit Facility Agreement. 3.2 The Borrower shall use its best endeavours to procure the fulfilment at its cost, of the conditions precedent in this clause 3 on or before 30 April 2025. 3.3 The conditions precedent in this clause 3 have been stipulated for the benefit of Nedbank and Nedbank shall be entitled to waive fulfilment of all or any part of such conditions by giving written notice to that effect to the Borrower, on such terms and conditions as Nedbank may impose at the time and the fulfilment thereof to Nedbank’s satisfaction. 4 With effect from the Effective Date, the Amended and Restated Facility Letter is hereby amended as follows: 4.1 by the deletion of clause 1.3 of the Amended and Restated Facility Letter in its entirety and the substitution of the following in its place: 4.2 by the deletion of clause 1.4 of the Amended and Restated Facility Letter in its entirety and the substitution of the following in its place: 4.3 by the insertion of a new clause 1.10 and sub-clauses 1,10.1 – 1.10.6 after the existing clause 1.9 (VAT) of the Amended and Restated Facility Letter as follows:

Page 3 1.10: Indirect Facilities comprising of letters of guarantees Letters of guarantee up to an amount of R120 000 000.00 (One Hundred and Twenty Million Rand). 1.10.1: Rate/Commission The applicable rate or commission shall be the rate agreed in writing between the Parties at the time of request for the issuance of a letter of guarantee. 1.10.2: Amount This instrument is subject to the limit/sub-limit set out in the Amended and Restated Facility Letter, if any, or in any other agreement concluded between the Parties. 1.10.3: Period The applicable period shall be the period agreed to at the time of request for the issue of a guarantee. 1.10.4: Nedbank’s Obligations Nedbank’s obligations shall be limited to the payment of money. Unless otherwise agreed in writing between the Parties, all letters of guarantee shall be payable on the beneficiary’s first demand in writing and/or the presentation of the relevant guarantee to Nedbank. 1.10.5: Condition Precedent Guarantees shall only be issued after the signature by the Borrower of Nedbank Counter-Guarantee in respect of each guarantee or Nedbank’s Master Counter Guarantee Form, and/or any other forms as the case may be. 1.10.6: Other Terms Other terms shall be negotiated by the Parties at the time of request for the issue of a guarantee on terms and conditions acceptable to Nedbank. 5 If there is any conflict between the provisions of this First Addendum and the provisions of the Amended and Restated Facility Letter, the provisions of this First Addendum shall prevail. 6 Save as expressly contemplated herein, the Amended and Restated Facility Letter shall remain unamended and of full force and effect. If the terms of this First Addendum are acceptable to you, kindly indicate your acceptance by initialling each page and signing the attached duplicate original of this First Addendum where indicated and returning it to Nedbank. Should you require any further information or clarification, please contact Darryl Hardiman at darrylha@nedbank.co.za or 010 235 4660.

/s/ S Khan

S KHAN
DIVISIONAL CREDIT EXECUTIVE
CIB

/s/ V Pillay

V PILLAY
SENIOR CREDIT MANAGER
CIB

/s/ D Hardiman

D HARDIMAN
PRINCIPAL: TRANSACTIONAL SERVICES SALES

Accepted at Roodepoort on this the ....15th.......... day of April 2025

/s/ Adriaan Jacobus Davel

For and on behalf of:
DRDGOLD LIMITED
(who hereby warrants his authority)
Name: Adriaan Jacobus Davel
Capacity: Director

/s/ Mpho Mashatola

For and on behalf of:
DRDGOLD LIMITED
(who hereby warrants his authority)
Name: Mpho Mashatola
Capacity: Authorised Signatory

Accepted at Roodepoort on this the ....11th.......... day of April 2025

/s/ Henriette Hooijer

For and on behalf of:
ERGO MINING PROPRIETARY LIMITED
(who hereby warrants his authority)
Name: Henriette Hooijer
Capacity: Director

/s/ Henry Nicolaas Gouws

F
For and on behalf of:
ERGO MINING PROPRIETARY LIMITED
(who hereby warrants his authority)
Name: Henry Nicolaas Gouws
Capacity: Director

Accepted at Roodepoort on this the ....11th............ day of April 2025

/s/ Henriette Hooijer

For and on behalf of:
FAR WEST GOLD RECOVERIES PROPRIETARY LIMITED
(who hereby warrants his authority)
Name: Henriette Hooijer
Capacity: Director

/s/ Kevin Peter Kruger

For and on behalf of:
FAR WEST GOLD RECOVERIES PROPRIETARY LIMITED
(who hereby warrants his authority)
Name: Kevin Peter Kruger
Capacity: Director

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